Exhibit (a)(1)(F)

AMERICREDIT CORP.

OFFER TO REPURCHASE FOR CASH

ANY AND ALL OF ITS OUTSTANDING

1.75% CONVERTIBLE SENIOR NOTES DUE 2023

(CUSIP Number: 03060R AM 3)

Pursuant to the Issuer Repurchase Notice

Dated October 20, 2008

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 14, 2008, AND WILL

NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW.

To Our Clients:

Enclosed for your consideration is the Issuer Repurchase Notice dated October 20, 2008 ( the “Issuer Repurchase Notice”), and the related Repurchase Notice (the “Repurchase Notice”), relating to the option of each holder (the “Holder”) of 1.75% Convertible Senior Notes due 2023 (the “Securities”) of AmeriCredit Corp., a Texas corporation (the “Company”), to require the Company to repurchase such Securities for $1,002.50 per $1,000 principal amount, plus any accrued and unpaid interest, if any, up to but excluding November 17, 2008, subject to the terms and conditions of the Indenture, dated as of November 18, 2003 (the “Indenture”), by and between the Company, the Guarantors (as defined therein) and HSBC Bank USA, National Association., as Trustee (the “Paying Agent”), the enclosed Issuer Repurchase Notice and the accompanying Repurchase Notice (together, the “Offer”).

This material is being forwarded to you as the beneficial owner of the Securities held by us for your account but not registered in your name. Surrender of such Securities may only be made by us or our nominee as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to surrender on your behalf the Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Issuer Repurchase Notice and Repurchase Notice.

Your instructions should be forwarded to us as promptly as possible in order to permit us to surrender the Securities on your behalf in accordance with the provisions of the Offer.

Your attention is directed to the following:

1.	The Offer is for any and all Securities.

2.	Subject to the terms and conditions in the Issuer Repurchase Notice and the Repurchase Notice, any transfer taxes incident to the transfer of Securities from the holder of Securities to the Company will be paid by the Company.

3.	The Offer expires at 5:00 p.m., New York City time, on November 14, 2008, unless the Offer is required to be extended by applicable law.

If you wish to have us surrender your Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Repurchase Notice is furnished to you for information only and may not be used directly by you to tender Securities.

INSTRUCTIONS WITH RESPECT TO

THE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer with respect to their Securities.

This will instruct you to surrender the Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Issuer Repurchase Notice and the related Repurchase Notice.

The undersigned expressly agrees to be bound by the enclosed Repurchase Notice and that such Repurchase Notice may be enforced against the undersigned.

Please tender the Securities held by you for my account as indicated below:

Aggregate Principal Amount of Securities held by you for the account of the undersigned is (fill in amount):

$                     of 1.75% Convertible Senior Notes Due 2023

☐	Please TENDER the following Securities held by you for my account (fill in amount—must be in principal amounts of $1,000 or integral multiples thereof):

$                     of 1.75% Convertible Senior Notes Due 2023

☐	Please DO NOT TENDER any Securities held by you for my account.

Dated:                     , 2008

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Securities held by us for your account will be surrendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to surrender ALL the Securities held by us for your account.